Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CARGO Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid

	Equity	Common Stock, par value $0.001 per share		(1)(2)	(1)	(3)

	Equity	Preferred Stock, par value $0.001 per share		(1)(2)	(1)	(3)

	Debt	Debt Securities		(1)	(1)	(3)

	Other	Warrants		(1)	(1)	(3)

	Other	Units		(1)	(1)	(3)

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)(2)	(1)	$300,000,000(3)	$153.10 per $1,000,000	$45,930.00(4)

Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	—	—	$200,000,000	$153.10 per $1,000,000	$30,620.00(5)

	Total Offering Amounts					$300,000,000.00		$45,930.00

	Total Fees Previously Paid							$30,620.00(5)

	Total Fee Offsets							–

	Net Fee Due							$15,310.00

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities, depositary shares or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $300,000,000.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)

On December 6, 2024, the registrant initially filed this registration statement on Form S-3 (File No. 333- 283661) registering, among other securities, the issuance of up to $200,000,000 of common stock of the registrant in an at-the-market equity offering of the registrant’s common stock, or the ATM common stock. The registration fee associated with the ATM common stock was $30,620.00. The registrant has not sold any shares of ATM common stock. Accordingly, the unused registration fee paid in connection with the registration statement and the ATM common stock is $30,620.00. The remaining unused fees from the registration statement, $30,620.00, will be applied to the registrant’s total registration fee.